Exhibit 2.1

THIRD ADDENDUM TO THE

BUSINESS COMBINATION AGREEMENT

This Third Addendum to the Business Combination Agreement dated as of November 19, 2023 (this “Third Amendment”), is entered into by and among Cetus Capital Acquisition Corp., a Delaware corporation (“SPAC”), MKD Technology Inc., a Taiwan corporation with registration number 28408583 (the “Company”), MKDWELL Limited, a company incorporated in the British Virgin Islands with BVI Company Number: 2121160 (“MKD BVI”), MKDWELL Tech Inc., a company incorporated in the British Virgin Islands with BVI Company Number: 2128871, MKDMerger1 Inc., a company incorporated in the British Virgin Islands with BVI Company Number: 2129350, MKDMerger2 Inc., a company incorporated in the British Virgin Islands with BVI Company Number: 2129349, and Ming-Chia Huang, in his capacity as the Company Shareholders’ Representative (the “Shareholders’ Representative”).

WHEREAS, SPAC, the Company, MKD BVI and the Shareholders’ Representative have entered into a Business Combination Agreement dated June 20, 2023 (as amended by that certain First Addendum to the Business Combination Agreement dated as of July 31, 2023 and that certain Second Addendum to the Business Combination Agreement dated as of August 10, 2023, the “Business Combination Agreement”); and

WHEREAS, the parties to the Business Combination Agreement desire to enter into this Third Addendum to Business Combination Agreement to amend the Business Combination Agreement to change the Outside Date from November 1, 2023 to February 1, 2024.

NOW THEREFORE, the parties, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows. Capitalized terms not defined herein shall have the same meanings as assigned in the Business Combination Agreement.

Section 1. Amendment to Section 10.01(b). Section 10.01(b) of the Business Combination Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

“(b) by SPAC or the Company, if the Closing has not occurred on or before February 1, 2024 (the “Outside Date”), unless the absence of such occurrence shall be due to the failure of SPAC, on the one hand, or any Company Party, on the other hand, to materially perform its obligations under this Agreement required to be performed by it on or prior to the Outside Date; or”

Section 2. Miscellaneous.

(a) This Third Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Addendum delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Addendum.

(b) In the event of any conflict between the terms of this Third Addendum and the terms of the Business Combination Agreement, the terms of this Third Addendum shall prevail. To the extent not inconsistent with this third Addendum, the terms of the Business Combination Agreement shall remain in full force and effect.

(c) Section 12.06 of the Business Combination Agreement relating to the governing law, jurisdiction, and waiver of jury trial shall apply to this Third Addendum.

(d) Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

[Remainder of page intentionally left blank; Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Third Addendum to the Business Combination Agreement as of the date first written above.

MKDWELL TECH INC.

By:	/s/ Ming-Chia Huang
Name:	Ming-Chia Huang
Title:	Sole Director

CETUS CAPITAL ACQUISITION CORP.

By:	/s/ Chung-Yi Sun
Name:	Chung-Yi Sun
Title:	CEO & President

MKD TECHNOLOGY INC.

By:	/s/ Ming-Chia Huang
Name:	Ming-Chia Huang
Title:	Chief Executive Officer

MKDWELL LIMITED

By:	/s/ Ming-Chia Huang
Name:	Ming-Chia Huang
Title:	Director

MKDMERGER1 INC.

By:	/s/ Ming-Chia Huang
Name:	Ming-Chia Huang
Title:	Sole Director

MKDMERGER2 INC.

By:	/s/ Ming-Chia Huang
Name:	Ming-Chia Huang
Title:	Sole Director

/s/ Ming-Chia Huang
Ming-Chia Huang (in his capacity as
the Shareholders’ Representative)

[Signature page to the Third Addendum to the Business Combination Agreement]